Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Chemomab Therapeutics Ltd.:

We consent to the use of our report dated March 30, 2022, with respect to the consolidated financial statements of Chemomab Therapeutics Ltd. incorporated herein by reference.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International
Tel Aviv, Israel

August 15, 2022